Exhibit 10.3

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement, dated as of [●], 2026, is made by BOXABL Inc., a Texas corporation (the “Company”), for the benefit of [DIRECTOR/OFFICER] (the “Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board of Directors of the Company (the “Board”) have determined that, in order to attract and retain qualified individuals to serve as officers and members of the Board, the Company should act to assure such persons that there will be adequate protection through adequate indemnification against inordinate risks of claims and actions against them arising out of their service on behalf of the Company;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance Expenses (as defined below) on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company and its affiliates;

WHEREAS, the Amended and Restated Certificate of Formation of the Company (as may be amended, the “Certificate of Formation”) provides for indemnification and advancement of expenses to the full extent permitted by Subchapter H of Chapter 8 of the Texas Business Organizations Code and the Company’s Bylaws (as may be amended, the “Bylaws”) provide for indemnification of the directors, officers, employees and agents of the Company, in each case subject to conditions and limitations set forth therein and in Applicable Law. Indemnitee may also be entitled to indemnification directly under the Applicable Law independent of the Certificate of Formation and the Bylaws;

WHEREAS, this Agreement is a supplement to and in furtherance of the Applicable Law, the Company’s Certificate of Formation and Bylaws and any actions or resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of an indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under such Certificate of Formation and Bylaws as adequate in the present circumstances, and may not be willing to serve the Company and its affiliates without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve on behalf of the Company on the condition that Indemnitee be so indemnified.

AGREEMENT

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1. Definitions.

(a) “Applicable Law” means the Texas Business Organizations Code, as amended from time to time, and other applicable Texas and federal statutes and regulations thereunder, and applicable principles of Texas common law.

(b) “Change in Control” will be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) any Acquiring Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in paragraphs (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) the effective date of a merger or consolidation of the Company with any other Person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving Person outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving Person;

(iv) the approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a majority of the Company’s assets or income or revenue-generating capacity; or

(v) there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement.

2

For purposes of the foregoing, the following terms will have the following meanings:

“Acquiring Person” will mean a “person” or “group” within the meaning of Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Acquiring Person will exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any Person owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Beneficial Owner” will have the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner will exclude any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another Person.

(c) “Director” means a member of the Board of Directors of the Company as set forth in the Bylaws.

(d) “Disinterested Director” means a Director who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(e) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(f) “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) Expenses incurred in connection with recovery under this Agreement, the Bylaws or any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, the Bylaws or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(g) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” will not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

3

(h) “Majority of the Disinterested Directors” means, with respect to any group of Disinterested Directors, a combination of any such Disinterested Directors constituting more than fifty percent (50%) of the vote of such Disinterested Directors who are then elected and qualified.

(i) “Official Capacity” means the status of a person who is or was a director, manager, committee member, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, other business entity, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Company or any of its subsidiaries.

(j) “Person” or “person” means an individual or a corporation, partnership (whether general or limited), trust, estate, limited liability company, unincorporated organization, association or other entity.

(k) “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, tax, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

2. Indemnification.

(a) The Company shall indemnify Indemnitee, to the fullest extent permitted by Applicable Law, against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and Expenses actually incurred by the Indemnitee, or on his or her behalf, in connection with any Proceeding, other than a Proceeding by or in the right of the Company, (or any claim, issue or matter therein) in which he or she was, is or is threatened to be named a defendant, respondent or other party to (or participant in) by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in an Official Capacity, if (i) the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; and (ii) with respect to any criminal Proceeding, the Indemnitee had no reasonable cause to believe the conduct was unlawful. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (i) or (ii) in the first sentence of this Section 2(a). The Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

4

(b) The Company shall indemnify Indemnitee, to the fullest extent permitted by Applicable Law, against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and Expenses actually incurred by the Indemnitee, or on his or her behalf, in connection with any Proceeding brought by or in the right of the Company (or any claim, issue or matter therein) in which he or she was, is or is threatened to be named a defendant, respondent or other party to (or participant in) by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in an Official Capacity, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification against such Expenses will be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee has been finally adjudged to be liable to the Company by a court of competent jurisdiction from which there is no further right of appeal unless and to the extent that the court in which such action or suit was brought determines that such indemnification may be made.

3. Successful Defense. Without limitation of Section 2 of this Agreement and in addition to the indemnification provided for in Section 2 of this Agreement, the Company shall, to the maximum extent permitted by Applicable Law, indemnify the Indemnitee against Expenses actually incurred by such person, or on his or her behalf, in connection with any Proceeding in which he or she is a party to (or participant in) because he or she served in his or her Official Capacity, and is successful, on the merits or otherwise, in such Proceeding. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more (but less than all) claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter. For purposes of this Section 3 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

4. Additional Indemnity. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, in his or her Official Capacity, a witness or otherwise involved in a Proceeding to which Indemnitee is not a party, the Company will indemnify, defend, and hold harmless the Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

5. Procedures and Presumptions for Determinations. Any indemnification under Sections 2 and 4 shall, if required by Applicable Law, be made by the Company upon a determination that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct. Accordingly, the parties agree that the following procedures and presumptions will apply in the event of any questions as to whether the Indemnitee is entitled to indemnification.

(a) If the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume and control the defense of such Proceeding (with counsel consented to by Indemnitee, which consent shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, consent to such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided, however, that if (i) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee or counsel selected by the Company shall have concluded that there may be a conflict of interest between the Company and Indemnitee or among Indemnitees jointly represented in the conduct of any such defense; or (iii) the Company shall not, in fact, have employed counsel, to which Indemnitee has consented as aforesaid, to assume the defense of such Proceeding, then the reasonable fees and expenses of Indemnitee’s counsel shall be at the expense of the Company. Notwithstanding the foregoing, Indemnitee shall have the right to employ counsel in any such Proceeding at Indemnitee’s expense.

5

(b) The Company will be entitled to participate in the Proceeding at its own expense. The Company will not, without prior written consent of Indemnitee, effect any settlement of a claim against Indemnitee in any threatened or pending Proceeding unless such settlement solely involves the payment of money by any Person other than Indemnitee and includes a full, unconditional and final release of all claims that are or were asserted against Indemnitee in such Proceeding.

(c) If a determination has been made pursuant to this Section 5 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification will be made in the specific case: (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board, by the shareholders of the Company. Indemnitee will reasonably cooperate with the Person making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such Person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any Expenses actually and reasonably incurred by Indemnitee in so cooperating with the Person making such determination will be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies, defends, and agrees to hold Indemnitee harmless from any such costs and Expenses. If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee will be made within 60 days after the written request for indemnification submitted by Indemnitee.

6

(e) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(d), the Independent Counsel will be selected as provided in this Section 5(e). If a Change in Control has not occurred, the Independent Counsel will be selected by the Board, and the Company will give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change in Control has occurred, the Independent Counsel will be selected by Indemnitee (unless Indemnitee requests that such selection be made by the Board, in which event the preceding sentence will apply), and Indemnitee will give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within ten days after such written notice of such selection has been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such Independent Counsel against any and all Expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

(f) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall, to the fullest extent not prohibited by Applicable Law, presume that Indemnitee is entitled to indemnification under this Agreement, and the Company shall, to the fullest extent not prohibited by Applicable Law, have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its Disinterested Directors or by Independent Counsel) to have made a determination prior to the commencement of any Proceeding by Indemnitee pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the Applicable Law, nor an actual determination by the Company (including by its Disinterested Directors or by Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the Proceeding or create a presumption that Indemnitee has not met the applicable standard of conduct.

(g) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or other entity of which Indemnitee served in his or her Official Capacity, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company or such other entity in the course of his or her duties, or on the advice of legal counsel for the Company or such other entity or on information or records given or reports made to the Company or such other entity by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company or such other entity. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

7

(h) The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If the person, persons or entity empowered or selected under Section 5(d) to determine whether Indemnitee is entitled to indemnification has not made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under Applicable Law.

(i) In the event that (i) a determination is made by the Company in accordance with this Section 5 that Indemnitee is not entitled to indemnification hereunder, (ii) advancement of Expenses is not timely made pursuant to Section 6, (iii) no determination of entitlement to indemnification is made pursuant to this Section 5 within thirty (30) days after receipt by the Company of the request for indemnification, or (iv) payment of indemnification is not made pursuant to this Agreement within sixty (60) days after a determination has been made (or deemed made) that Indemnitee is entitled to such indemnification, then, in each such case, Indemnitee shall be entitled to an adjudication of whether and to what extent it is entitled to indemnification hereunder. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(j) In the event that a determination has been made pursuant to Section 5(d) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 5(i) will be conducted in all respects as a de novo trial on the merits, and Indemnitee will not be prejudiced by reason of the adverse determination under Section 5(d).

(k) In the event that a determination is made pursuant to this Section 5 that Indemnitee is entitled to indemnification, the Company shall be precluded from asserting in any Proceeding commenced in accordance with this Agreement that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such Proceeding that the Company is bound by all the provisions of this Agreement.

6. Advancement of Expenses. Notwithstanding anything to the contrary in this Agreement, Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding, or portion thereof, not initiated by Indemnitee or initiated by Indemnitee with the prior approval of the Board shall be paid or reimbursed within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements will reasonably evidence the Expenses incurred by Indemnitee and will include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any expenses advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company as authorized in this Agreement or that indemnification is prohibited by Applicable Law. Such written undertaking shall be an unlimited and interest-free obligation of the Indemnitee but need not be secured. Advancement of Expenses under this Section 6 shall be made without reference to financial ability to make repayment and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. Indemnitee will qualify for and be entitled to receive such advances solely upon execution and delivery to the Company of the statement or statements and the undertaking referred to in this Section 6.

8

7. Other Indemnification and Insurance. The indemnification provided by this Agreement shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Certificate of Formation, Bylaws, any Applicable Law, agreement, vote of shareholders or vote of the Disinterested Directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Company on behalf of the Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he or she was the Indemnitee with respect to matters arising during the period he or she was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such a person. In the event that the Company or any of its subsidiaries maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves in an Official Capacity, the Company shall cause Indemnitee to be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of a request for indemnification or advancement of Expenses hereunder, the Company or any of its subsidiaries has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

8. Contribution in the Event of Joint Liability.

(a) Whether or not the indemnification provided hereunder is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in the Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement in connection with any Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee. In addition, the Company will not, without prior written consent of Indemnitee, seek or agree to a bar order that extinguishes Indemnitee’s rights to indemnification or advancement of Expenses, whether under this Agreement or otherwise.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding Section 8(a), if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay to Indemnitee the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.

9

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, managers or employees of the Company other than Indemnitee who may be jointly liable with Indemnitee.

(d) To the fullest extent permitted by Applicable Law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or Expenses, in connection with any claim relating to any event requiring indemnification of Indemnitee under the Bylaws, Applicable Law or this Agreement in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its managers, officers, employees, and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company will not be obligated under this Agreement to make any indemnification in connection with:

(a) any claim made against Indemnitee for which payment has actually been made to or on behalf of Indemnitee under any insurance policy held by the Company or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; provided, however, that the foregoing shall not affect the rights of Indemnitee;

(b) any claim made against Indemnitee for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state law; or

(c) except as otherwise provided in Section 5(i), any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees, or other indemnitees, unless (i) the Board authorized the Proceeding (or such part of any Proceeding) prior to its initiation, (ii) such indemnification is expressly required to be made by applicable law or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Construction. The indemnification provided by this Agreement shall be subject to all Applicable Law, and, in the event this Agreement or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any Applicable Law, the latter shall be deemed to control and this Agreement shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

10

11. Reliance, etc. The Company (a) acknowledges that the Indemnitee has relied upon and will continue to rely upon the provisions of this Agreement in becoming, and serving in his or her Official Capacity, (b) waives reliance upon, and all notices of acceptance of, such provisions by the Indemnitee, and (c) acknowledges that the Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Agreement in accordance with their terms by any act or failure to act on the part of the Company. The Company shall indemnify the Indemnitee against the Indemnitee’s Expenses in enforcing his or her rights under this Agreement.

12. Effect of Amendment. Unless otherwise agreed to in writing by the parties hereto, no future amendment, modification or repeal of this Agreement or any provision hereof shall in any manner terminate, reduce or impair the right of the Indemnitee to be indemnified by the Company pursuant to this Agreement, nor the obligation of the Company to indemnify the Indemnitee, under and in accordance with the provisions of this Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

13. Changes in Law. In the event of any changes, after the date of this Agreement, in any Applicable Law which expand the rights of a Texas corporation to indemnify persons serving in the Official Capacity, the Indemnitee’s rights and the Company’s obligations under this Agreement shall be expanded (but not, for the avoidance of doubt, reduced) to the fullest extent permitted by such changes.

14. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and shall, to the fullest extent permitted by Applicable Law, apply to acts or omissions which occurred at any time prior to or after such date and shall extend for a period of six (6) years after the conclusion of Indemnitee’s service in an Official Capacity, and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or has commenced a Proceeding to enforce its rights hereunder) by reason of his or her Official Capacity, whether or not he or she is acting or serving in any such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement.

15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of Applicable Law. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify the Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

16. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties will be governed by, and construed and enforced in accordance with, the Federal laws of the United States of America and the laws of the State of Texas, without regard to its conflict of laws rules or any other principle that could result in the application of the laws of any other jurisdiction. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement will be brought only in a state or federal court located in Harris County, Texas (the “Texas Court”) and not in any other state or Federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of such Texas Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) appoint, to the extent such party is not otherwise subject to service of process in the State of Texas, Cogency Global Inc., as such party’s agent in the State of Texas for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Texas, (iv) waive any objection to the laying of venue of any such action or proceeding in such Texas Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in such Texas Court has been brought in an improper or inconvenient forum.

17. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both the Company and the Indemnitee.

18. Counterparts. This Agreement may be executed in several counterparts (including by means of electronically transmitted or portable document format (pdf) signatures or any other electronic signature complying with the U.S. federal ESIGN Act of 2000, such as DocuSign) and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

[Signature Page(s) to Follow]

11

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

BOXABL INC.

By:

INDEMNITEE:

By:	[DIRECTOR/OFFICER]

12